[COOPERS & LYBRAND LETTERHEAD]






                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Siskon Gold Corporation on Form S-3 for the registration of 6,757,139 shares of Class A Common Stock of our report dated February 23, 1996, on our audits of the consolidated financial statements of Siskon Gold
Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which reported is included in this annual report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."



                                   COOPERS & LYBRAND L.L.P.



Oakland, California
July 1, 1996